EXHIBIT 10(iii)(A)(2)

Amendment to the 2009 Non-Management Directors' Stock Incentive Plan

AMENDMENT to The 2009 Non-Management Directors' Stock Incentive Plan (the "Plan"). Capitalized terms used herein shall have the meaning set forth in the Plan.
WHEREAS, Section 9.2 of the Plan authorizes the Board and the Committee to amend the Plan; and
WHEREAS, Section 7.2 of the Plan provides a three-year vesting period for Restricted Shares and Section 8.3 provides a three-year vesting period for Restricted Share Units; and
WHEREAS, Section 9.3 of the Plan authorizes the Committee to accelerate vesting of any Award if the grantee's cessation of service occurs on or after the first anniversary of the date of grant; and
WHEREAS, the Board wishes to amend Sections 7.2 and 8.2 to authorize the Committee to establish any vesting period for Restricted Shares and Restricted Share Units, provided that the vesting period is no less than one year.
NOW, THEREFORE, effective October 25, 2012, with respect to any future grants of Restricted Shares or Restricted Share Units,
1. Section 7.2 of the Plan is hereby amended as follows:
a. The initial paragraph of such section is deleted in its entirety and replaced with the following:
“Until the vesting date determined by the Committee and set forth in the applicable Award Agreement, Restricted Shares shall be subject to the following conditions:"

b. A new paragraph is added at the end of such section, to read in its entirety as follows:
“The vesting date shall be determined by the Committee in its sole discretion, provided that the vesting date shall occur no earlier than the first anniversary of the date of grant.”

2. Section 8.2 of the Plan is hereby amended to read in its entirety as follows:
“Except (1) as otherwise provided in Section 8.3, or (2) as may be determined by the Committee under Section 9.3 hereof, if the grantee ceases to serve as a Non-Management Director for any reason before the vesting date determined by the Committee and set forth in the applicable Award Agreement, the Restricted Share Units shall immediately be forfeited without any payment to the grantee of consideration. The vesting date shall be determined by the Committee in its sole discretion, provided that the vesting date shall occur no earlier than the first anniversary of the date of grant."